SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 29, 2017
(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)

(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2017, Extra Space Storage Inc. (the “Company”) and Extra Space Storage LP (the “Operating Partnership”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”).

The Note Purchase Agreement provides for the private placement by the Operating Partnership of $300 million of 3.95% Senior Notes, due August 24, 2027 (the “Notes”). The Notes are expected to be issued on August 24, 2017, subject to customary closing conditions, at which time the Purchasers will disburse the funds to the Operating Partnership. Upon issuance, the Notes will pay interest semiannually on the 1st day of March and September in each year until their maturity.

The Operating Partnership may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the outstanding Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains a number of customary financial covenants, including, without limitation, a maximum consolidated leverage ratio, minimum fixed charge coverage ratio, maximum secured debt ratio and maximum unencumbered leverage ratio. The financial covenants in the Note Purchase Agreement are substantially similar to the financial covenants in the Operating Partnership’s existing Credit Agreement, dated October 16, 2016, by and among the Operating Partnership, the Company, U.S. Bank National Association, as administrative agent, certain other financial institutions acting as syndication agents, documentation agents, senior management agents and lead arrangers and book runners, and certain lenders party thereto (the “Credit Agreement”).

Subject to the terms of the Note Purchase Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount or interest under the Notes, (ii) a default in the performance of covenants in the Note Purchase Agreement, the Notes and the related guaranty, (iii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or their subsidiaries that are guarantors under the Credit Agreement, and (iv) bankruptcy events related to the Operating Partnership, the Company and their subsidiaries that are guarantors under the Credit Agreement, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the Purchasers.

The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and subsidiaries of the Company that are guarantors under the Credit Agreement.

The proceeds from the issuance of the Notes will be used by the Operating Partnership to refinance existing indebtedness and for general corporate purposes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

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The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above under the heading “Note Purchase Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Note Purchase Agreement, dated as of June 29, 2017, by and among Extra Space Storage Inc., Extra Space Storage LP and the purchasers named therein.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: June 30, 2017	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

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